BERSCH ACCOUNTING, SC
CERTIFIED PUBLIC ACCOUNTANTS


CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Oak Brook Capital III, Inc.
Dated: April 14, 2000


I hereby consent to the incorporation by reference in this Annul Report to Shareholders on Form 10-KSB of my report dated December 31, 1999 appearing on page F-2 of Oak Brook's Annual Report on Form 10-KSB for the year ended December 31, 1999. I also consent to the reference to me under the heading "Exhibits" in such Registration Statement.



                                        BERSCH ACCOUNTING, sc
                                        /s/ Dennis W. Bersch

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                                        DENNIS BERSCH, CPA